Exhibit 99.1

Trimble Reports Record Fourth Quarter and Fiscal 2005 Revenue and Earnings

Fourth Quarter 2005 Revenue Up 15 Percent, Net Income Up 43 Percent

          SUNNYVALE, Calif., Jan. 24 /PRNewswire-FirstCall/ -- Trimble (Nasdaq: TRMB) today announced results for its fourth quarter and fiscal year 2005, ended Dec. 30, 2005. Revenue for the fourth quarter of 2005 was $186.8 million, up approximately 15 percent from revenue of $162.7 million in the fourth quarter of 2004.  Revenue for fiscal 2005 was $774.9 million, up approximately 16 percent from revenue of $668.8 million in fiscal 2004.

          Operating income for the fourth quarter of 2005 was $23.0 million, up 44 percent over operating income of $15.9 million in the fourth quarter of 2004. Operating income for 2005 was $124.9 million, up 46 percent over operating income of $85.6 million in 2004.  Net income for the fourth quarter of 2005 was $23.4 million, or $0.41 per share, up approximately 43 percent when compared to net income of $16.4 million, or $0.29 per share for the fourth quarter of 2004.  Net income for 2005 was $84.9 million, or $1.49 per share, up 25 percent when compared to net income of $67.7 million, or $1.23 per share, in 2004.

          Some factors should be considered in year-over-year comparisons.  In 2005, Trimble’s effective tax rate was 32 percent, as compared to an effective tax rate of 10 percent in fiscal 2004.  The 2004 effective tax rate benefited from net operating loss carry-forwards, and other adjustments in the valuation of deferred tax assets.  Additionally, net income in the fourth quarter of 2005 was favorably impacted by the recognition of a deferred gain related to Trimble’s joint venture with Caterpillar, Inc., partially offset by in-process research and development charges due to new acquisitions.

          “In 2005, Trimble continued to demonstrate consistent revenue growth and improvement in operating margins, as it has for the last six years,” said Steven W. Berglund, Trimble’s president and chief executive officer. “Additionally, during the year, we expanded our market presence, both in new markets, such as mobile solutions, and within the more established engineering and construction market.”

          “Looking to 2006, we feel that Trimble is well-positioned to continue to penetrate its served markets, many of which are just beginning to use technology as a productivity tool,” Berglund continued.  “The engineering and construction market is showing continuing signs of growth, and we expect our mobile solutions business, which is now profitable, to continue to grow rapidly.”

          Trimble Results by Business Segment

          Engineering and Construction
          Revenue for Engineering and Construction (E&C) was $129.0 million for the fourth quarter of 2005, up approximately 20 percent compared to revenue of $107.8 million in the fourth quarter of 2004.  E&C revenue for 2005 was $524.5 million, up 19 percent year-over-year.

          Operating margins in E&C were 19.4 percent in the fourth quarter of 2005, up 4.4 points from the fourth quarter of 2004.  E&C operating margins for 2005 were 22.5 percent, compared to 18 percent in the prior year.

          E&C experienced strong growth in all of its business areas driven by continued penetration of its markets, in part due to the successful introduction of new products such as the Trimble(R) S6 Total Station and machine control products.

          Trimble Field Solutions
          Revenue for Trimble Field Solutions (TFS) was $25.3 million in the fourth quarter of 2005, up 7 percent compared to $23.8 million in revenue in the fourth quarter of 2004. TFS revenue for 2005 was $127.8 million, up 21 percent over 2004.  This growth was driven by strong first quarter sales of the AgGPS(R) EZ-Steer(TM) guidance product, as well as some recovery in agriculture spending in the fourth quarter.

          TFS operating margins for the fourth quarter of 2005 were 19.5 percent, compared to 17.8 percent in the fourth quarter of 2004, due to higher revenues and operating leverage.  TFS operating margins in 2005 were also up, coming in at 25.4 percent, compared to 23.8 percent in 2004.

          Component Technologies
          Component Technologies revenue for the fourth quarter of 2005 was $12.2 million, down from $15.6 million in the same period of 2004.  CT revenue for 2005 was $53.9 million, down 18 percent from 2004.  This decline was mainly due to reduced sales of in-vehicle navigation and timing products.

          CT operating margins were 7.9 percent in the fourth quarter of 2005, compared to 20 percent in the fourth quarter of 2004.  For 2005, CT margins were 14.9 percent, down from 21.2 percent in 2004.  This decline is due to a reduced revenue base and product mix.

          Trimble Mobile Solutions
          Revenue for Trimble Mobile Solutions (TMS) was $10.4 million, up 56 percent from revenue of $6.7 million in the fourth quarter of 2004.  Revenue for 2005 was $31.5 million, up 34 percent compared to 2004.  Revenue growth was due to higher recurring revenues and from the partial quarter effect of the MobileTech Solutions, Inc. acquisition.

          As guided on the last conference call, TMS had an operating profit for the first time in the fourth quarter of 2005, with operating margins of 1.8 percent.  TMS had a loss of $3.1 million in 2005, down from a loss of $6.0 million in 2004.  The company expects TMS to continue to be profitable in 2006.

          Portfolio Technologies
          Portfolio Technologies revenue was $9.8 million, compared to revenue of $8.9 million in the fourth quarter of 2004.  Portfolio Technologies revenue for 2005 was $37.2 million, up 10.5 percent from the prior year.

          Portfolio Technologies operating margins were 15.5 percent in the quarter, compared to 11.6 percent in the fourth quarter of 2004, due to higher revenues and product mix.  For 2005, operating margins were 13.9 percent, compared to 14.4 percent in 2004.

          Non-GAAP Net Income and Earnings Per Share
          Non-GAAP net income for the fourth quarter of fiscal 2005 was $16.2 million, up 56 percent compared to non-GAAP net income of $10.4 million in the fourth quarter of fiscal 2004.  Non-GAAP net income for 2005 was $81.2 million, up 50 percent from non-GAAP net income of $54.1 million in the prior year.

          Non-GAAP earnings per share for the fourth quarter of fiscal 2005 were $0.29 up approximately 52.8 percent from $0.19 per share in the fourth quarter of 2004.  This excludes the $9.3 million deferred gain on the Caterpillar joint venture.  Non-GAAP earnings per share for 2005 were $1.43, up 45 percent when compared to non-GAAP earnings per share of $0.98 in 2004.

          GAAP and non-GAAP earnings per share for the fourth quarter of 2005 were calculated on a diluted basis using approximately 56.9 million shares. For the full year 2005, 56.8 million shares were used.

          Forward Looking Guidance
          In the first quarter of 2006 the Company expects revenue to grow 10 to 13 percent, with revenue between $215 and $221 million.  At a 34 percent tax rate, with 57.5 million shares outstanding, the Company expects first quarter 2006 GAAP earnings per share between $0.32 and $0.35 cents.

          The above GAAP guidance includes stock-based compensation, which the Company will begin accounting for in the first quarter of 2006 with the implementation of SFAS 123R.  On a post-tax basis, the Company expects stock- based compensation for the first quarter of 2006 to be $2.1 million, or approximately $0.04 per share.  For comparative purposes, in the first quarter of 2005 the pro forma stock-based compensation expense was $2.4 million, or $0.04 per share.

          Using a 34 percent tax rate -- excluding the amortization of intangibles of $1.7 million and the impact of stock-based compensation -- the Company expects non-GAAP earnings per share between $0.38 and $0.41.

          Going forward, the Company will be using the same tax rate for GAAP and non-GAAP guidance.

          Non-GAAP vs. GAAP Financials
          The Company provides non-GAAP financial measures called “non-GAAP net income” and “non-GAAP EPS” to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company.

          The Company excludes the recognition of the deferred gain from its Caterpillar joint venture, in-process research and development charges, amortization of purchased intangibles, restructuring charges, the amortization of acquisition related inventory step-up charges, and revaluation of minority investments in computing non-GAAP measures because the chief executive officer excludes these items when budgeting and evaluating the business.  These non- GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. Please see the supplemental financial statements, attached to this press release, for a reconciliation of GAAP to non-GAAP results.

          Investor Conference Call/Web cast Details
          The Company will hold a conference call on January 24, 2006 at 1:30 p.m. PT to review its fourth quarter and year-end 2005 results.  It will be broadcast live on the Web at www.trimble.com/investors.shtml.  A replay of the call will be available for seven days beginning at 8:00 p.m., PT. The replay number is 800-642-1687 (U.S.), or 706-645-9291 (international), and the pass code is 4438758.

          About Trimble
          Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies as well as wireless communications and software to create complete customer solutions. Trimble’s worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, agriculture, machine guidance, asset and fleet management, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide.

          Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, operating margins, effective tax rate, stock based compensation, amortization of purchased intangibles and earnings per share estimates for the first fiscal quarter of 2006.  These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, strong demand for the Company’s products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending.  Fuel and other operating costs could remain high or increase, which could further weaken sales into the agricultural market.  In addition, the Company’s results may be adversely affected if the growth rates and profitability expectations for its mobile solutions segment are not achieved, or its joint ventures and recent acquisitions do not achieve anticipated results, or if the Company is unable to market, manufacture and ship new products.  Any failure to achieve predicted results could negatively impact the Company’s revenues, gross margin and other financial results. Whether the Company achieves its guidance for the first fiscal quarter of 2006 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In  thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended

	Dec-30, 2005	Dec-31, 2004	Dec-30, 2005	Dec-31, 2004

Revenue	$186,821	$162,683	$774,913	$668,808
Cost of sales	94,522	85,324	$385,108	343,998
Gross margin	92,299	77,359	389,805	324,810
Gross margin (%)	49.4%	47.6%	50.3%	48.6%
Operating expenses
Research and development	20,944	19,596	84,276	77,558
Sales and marketing	31,827	27,816	120,215	108,054
General and administrative	13,933	11,556	52,137	44,694
Restructuring charges	—	225	278	552
In-process research and development	1,100	—	1,100	—
Amortization of purchased intangible assets	1,515	2,249	6,855	8,327
Total operating expenses	69,319	61,442	264,861	239,185
Operating income	22,980	15,917	124,944	85,624
Non-operating income (expense), net
Interest income (expense), net	185	(753)	(1,495)	(3,452)
Foreign currency transaction gain (loss), net	955	(413)	1,022	(859)
Income (Expense) for affiliated operations, net	7,223	(1,254)	(291)	(7,590)
Other income (expense), net	321	(351)	608	1,200
Total non-operating income (expense), net	8,684	(2,771)	(156)	(10,701)
Income before taxes	31,664	13,146	124,788	74,924
Income tax provision (benefit)	8,271	(3,259)	39,933	7,244
Net income	$23,393	$16,405	$84,855	$67,680
Earnings per share :
Basic	$0.43	$0.32	$1.59	$1.32
Diluted	$0.41	$0.29	$1.49	$1.23
Shares used in calculating earnings per share :
Basic	53,814	52,004	53,216	51,163
Diluted	56,941	55,826	56,819	54,948

FULLY TAXED NON-GAAP RECONCILIATION
(Dollars in  thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended

	Dec-30, 2005	Dec-31, 2004	Dec-30, 2005	Dec-31, 2004

GAAP income before taxes	$31,664	$13,146	$124,788	$74,924
Non-GAAP adjustments
Amortization of purchased intangibles	1,515	2,249	6,855	8,327
Amortization of acquisition-related inventory step-up	—	—	228	475
Restructuring charges	—	225	278	552
In-process research and development	1,100	—	1,100	—
Deferred gain on joint venture	(9,304)	—	(9,304)	—
Write Off of Debt Issuance Cost	—	—	918	—
Investments revaluation, net	—	405	—	(1,039)
Total Non-GAAP adjustments	(6,689)	2,879	75	8,315
Non-GAAP income before taxes	24,975	16,025	124,863	83,242
Income tax provision-35%	8,741	5,609	43,702	29,135
Non-GAAP net income	$16,234	$10,416	$81,161	$54,107
Diluted Non-GAAP earnings per share	$0.29	$0.19	$1.43	$0.98
Shares used in calculating diluted non-GAAP earnings per share	56,941	55,826	56,819	54,948

EBITDA RECONCILIATION
(Dollars in  thousands)
 (Unaudited)

	Three Months Ended		Twelve Months Ended

	Dec-30, 2005	Dec-31, 2004	Dec-30, 2005	Dec-31, 2004

GAAP net income	$23,393	$16,405	$84,855	$67,680
Add back :
Interest income (expense), net	(185)	753	1,495	3,452
Income tax provision (benefit)	8,271	(3,259)	39,933	7,244
Depreciation expense	2,781	2,625	10,671	8,874
Amortization of purchased intangibles	1,561	2,294	7,020	8,510
EBITDA	$35,821	$18,818	$143,974	$95,760

 CONSOLIDATED BALANCE SHEETS
(In thousands)
 (Unaudited)

	Dec-30, 2005	Dec-31, 2004

Assets
Current assets:
Cash and cash equivalents	73,853	71,872
Accounts receivables, net	145,100	123,938
Other receivables	6,489	4,182
Inventories, net	107,851	87,745
Deferred income taxes	19,656	21,852
Other current assets	8,580	7,878
Total current assets	361,529	317,467
Property and equipment, net	42,664	30,991
Goodwill and other purchased intangible assets, net	306,202	273,357
Deferred income taxes	10,333	8,019
Other assets	23,011	24,144
Total non-current assets	382,210	336,511
Total assets	$743,739	$653,978
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	—	12,500
Accounts payable	45,206	43,551
Accrued compensation and benefits	36,083	31,202
Accrued liabilities	24,614	17,935
Deferred revenues	13,184	9,317
Deferred income taxes	4,087	2,521
Income taxes payable	24,018	11,951
Total current liabilities	147,192	128,977
Non-current portion of long-term debt	649	26,496
Deferred gain on joint venture	—	9,179
Deferred income taxes	5,602	5,435
Other non-current liabilities	19,041	11,730
Total liabilities	172,484	181,817
Shareholders’ equity:
Common stock	384,196	345,127
Retained earnings	167,525	82,670
Accumulated other comprehensive income	19,534	44,364
Total shareholders’ equity	571,255	472,161
Total liabilities and shareholders’ equity	$743,739	$653,978

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
 (Unaudited)

	Three Months Ended		Twelve Months Ended

	Dec-30, 2005	Dec-31, 2004	Dec-30, 2005	Dec-31, 2004

Cash flow from operating activities:
Net Income	$23,393	$16,405	$84,855	$67,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,781	2,625	10,671	8,874
Amortization expense	1,561	2,294	7,020	8,510
Provision for doubtful accounts	161	301	(502)	1,210
Amortization and write-off of debt issuance cost	45	121	1,270	487
Deferred income taxes	5,832	(3,111)	14,242	(1,482)
In-process research and development	1,100	—	1,100	—
Deferred gain on joint venture	(9,304)	(309)	(9,180)	(665)
Other	(312)	120	(466)	(21)
Add decrease (increase) in assets:
Accounts receivables, net	3,657	11,689	(19,017)	(17,245)
Other receivables	(4,015)	(755)	(2,108)	2,231
Inventories	(12,962)	(5,449)	(17,888)	(15,529)
Other current and non-current assets	1,505	3,587	(2,945)	(69)
Effect of foreign currency translation adjustment	(171)	(2,208)	1,426	(1,461)
Add increase (decrease) in liabilities:
Accounts payable	5,452	(730)	1,078	14,668
Accrued compensation and benefits	2,583	1,384	3,408	4,847
Accrued liabilities	1,667	1,061	7,190	(1,757)
Deferred revenue	1,325	(5,547)	3,002	1,619
Income taxes payable	(1,700)	(2,346)	11,150	1,218
Net cash provided by operating activities	22,598	19,132	94,306	73,115
Cash flows from investing activities:
Acquisitions, net of cash acquired	(29,790)	(723)	(51,379)	(12,888)
Acquisition of property and equipment	(9,036)	(3,841)	(23,436)	(12,750)
Proceeds from disposal of property and equipment	—	(16)	—	546
Cost of capitalized patents	(9)	(1)	(103)	(41)
Net cash used in investing activities	(38,835)	(4,581)	(74,918)	(25,133)
Cash flow from financing activities:
Issuance of common stock	3,582	8,416	24,463	26,805
Collections of notes receivable	(5)	53	385	271
Proceeds from long-term debt and revolving credit lines	—	—	6,000	14,000
Payments on long-term debt and revolving credit lines	—	(13,125)	(44,250)	(65,235)
Net cash provided (used) in financing activities	3,577	(4,656)	(13,402)	(24,159)
Effect of exchange rate changes on cash and cash equivalents	(780)	2,858	(4,005)	2,633
Net increase in cash and cash equivalents	(13,440)	12,753	1,981	26,456
Cash and cash equivalents - beginning of period	87,293	59,119	71,872	45,416
Cash and cash equivalents - end of period	$73,853	$71,872	$73,853	$71,872
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes, net of refunds	$4,787	$2,362	$8,938	$6,694

	Q1’04 Actual	Q2’04 Actual	Q3’04 Actual	Q4’04 Actual	FY’04 Actual

Income Statement Metrics
Total Revenue	$156,509	$179,451	$170,164	$162,684	$668,808
Engineering & Construction	102,481	117,236	112,994	107,767	440,478
Trimble Field Solutions	24,713	30,831	26,293	23,754	105,591
Component Technologies	16,415	18,616	14,872	15,619	65,522
Trimble Mobile Solutions	5,262	5,225	6,353	6,691	23,531
Portfolio Technologies	7,638	7,543	9,652	8,853	33,686
Gross Margin	48.4%	49.2%	49.0%	47.6%	48.6%
Total Segment Income	$25,737	$34,895	$32,775	$23,998	$117,405
Engineering & Construction	16,498	22,836	24,002	16,169	79,505
Trimble Field Solutions	6,054	9,026	5,850	4,221	25,151
Component Technologies	3,926	4,051	2,782	3,121	13,880
Trimble Mobile Solutions	(1,643)	(1,754)	(2,058)	(542)	(5,997)
Portfolio Technologies	902	736	2,199	1,029	4,866
Corporate and Other Charges	$(7,499)	$(8,225)	$(7,976)	$(8,080)	$(31,780)
Non-operating expense and income taxes	$(5,398)	$(6,152)	$(6,882)	$487	$(17,945)
Net Income	$12,840	$20,518	$17,917	$16,405	$67,680
GAAP operating margin%	11.7%	14.9%	14.6%	9.8%	12.8%
Non-GAAP operating margin%	13.0%	16.4%	15.8%	11.3%	14.2%
GAAP EPS	$0.24	$0.38	$0.33	$0.29	$1.23
Fully-taxed (35%) Non-GAAP EPS	$0.21	$0.32	$0.28	$0.19	$0.98
Balance Sheet Metrics
Cash & Cash Equivalents	$40,201	$54,657	$59,119	$71,872
Accounts Receivables, Net	$126,718	$139,766	$132,194	$123,938
Inventories, Net	$64,910	$69,836	$81,751	$87,745
Total Debt	$84,645	$77,462	$52,271	$38,996
Short Term Debt	12,795	12,745	12,661	12,500
Long Term Debt	71,850	64,717	39,610	26,496
Equity	$362,035	$385,572	$418,331	$472,161
Cashflow Metrics
Cash Flow from (used in) Operations	$8,685	$21,344	$23,954	$19,132	$73,115
Working Capital	$140,575	$155,966	$158,950	$188,490
Capital Expenditures	$2,544	$3,524	$2,841	$3,841	$12,750
EBITDA	$20,309	$30,060	$26,573	$18,818	$95,760
Amortization of Intangibles	2,035	2,115	2,066	2,294	8,510
Depreciation	2,191	1,981	2,077	2,625	8,874
Financial Ratios
Days Sales Outstanding	64	65	64	63
Inventory Turns (trailing 12 months)	4.0	4.3	4.5	4.5
Current ratio	2.3	2.2	2.2	2.5
Debt to Equity	0.2	0.2	0.1	0.1
Other
Headcount	2,184	2,155	2,159	2,160

	Q1’05 Actual	Q2’05 Actual	Q3’05 Actual	Q4’05 Actual	FY’05 Actual

Income Statement Metrics
Total Revenue	$195,383	$204,225	$188,484	$186,821	$774,913
Engineering & Construction	120,198	141,096	134,173	128,994	524,461
Trimble Field Solutions	45,425	32,187	24,882	25,349	127,843
Component Technologies	14,197	14,830	12,630	12,245	53,902
Trimble Mobile Solutions	7,401	6,437	7,214	10,429	31,481
Portfolio Technologies	8,162	9,675	9,585	9,804	37,226
Gross Margin	50.1%	50.1%	51.6%	49.4%	50.3%
Total Segment Income	$39,663	$47,916	$40,492	$32,589	$160,660
Engineering & Construction	21,490	37,173	34,360	24,970	117,993
Trimble Field Solutions	15,577	8,044	3,962	4,944	32,527
Component Technologies	2,600	2,821	1,648	965	8,034
Trimble Mobile Solutions	(636)	(1,879)	(746)	189	(3,072)
Portfolio Technologies	632	1,757	1,268	1,521	5,178
Corporate and Other Charges	$(9,463)	$(9,179)	$(7,465)	$(9,609)	(35,716)
Non-operating expense and income taxes	$(12,761)	$(14,950)	$(12,791)	$413	(40,089)
Net Income	$17,439	$23,787	$20,236	$23,393	$84,855
GAAP operating margin%	15.5%	19.0%	17.5%	12.3%	16.1%
Non-GAAP operating margin%	16.9%	20.0%	18.5%	13.7%	17.2%
GAAP EPS	$0.31	$0.42	$0.35	$0.41	$1.49
Fully-taxed (35%) Non-GAAP EPS	$0.34	$0.44	$0.37	$0.29	$1.43
Balance Sheet Metrics
Cash & Cash Equivalents	$50,193	$56,860	$87,293	$73,853
Accounts Receivables, Net	$154,540	$150,592	$146,792	$145,100
Inventories, Net	$91,309	$89,853	$93,940	$107,851
Total Debt	$28,836	$661	$659	$649
Short Term Debt	12,500	—	—	—
Long Term Debt	16,336	661	659	649
Equity	$490,188	$513,817	$543,394	$571,255
Cashflow Metrics
Cash Flow from (used in) Operations	$(1,192)	$39,613	$33,286	$22,598	$94,306
Working Capital	$197,372	$208,410	$232,276	$214,337
Capital Expenditures	$3,164	$4,570	$6,666	$9,036	$23,436
EBITDA	$31,885	$41,126	$35,142	$35,821	$143,974
Amortization of Intangibles	2,339	2,209	911	1,561	7,020
Depreciation	2,512	2,378	3,000	2,781	10,671
Financial Ratios
Days Sales Outstanding	62	60	60	66
Inventory Turns (trailing 12 months)	4.3	4.1	4.0	3.9
Current ratio	2.5	2.7	2.8	2.5
Debt to Equity	0.1	0.0	0.0	0.0
Other
Headcount	2,231	2,308	2,347	2,462